                                                      *** # ***
                                                  (EACH DEPOSITARY
                                                 SHARE REPRESENTS A
                                                 ONE-EIGHTH INTEREST
                                                 IN A SHARE OF 9 7/8%
                                                   PREFERRED STOCK,
                                                      SERIES F)

                                                   SEE REVERSE FOR
                                                  CERTAIN DEFINITIONS
                                                   CUSIP 949740 849


                               DEPOSITARY RECEIPT
          FOR DEPOSITARY SHARES EACH REPRESENTING A ONE-EIGHTH INTEREST IN
                 A SHARE OF 9 7/8% PREFERRED STOCK, SERIES F OF

                             WELLS FARGO & COMPANY

              (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)



      1. Wells Fargo Bank, N.A., a corporation duly organized and existing under the laws of the United State of America, with an office at 707 Wilshire Boulevard, Los Angeles, California 90017, as Depositary (the "Depositary"), hereby certifies that

      is the registered owner of                             DEPOSITARY SHARES


("Depositary Shares") each Depositary Share representing a one-eighth (1/8th) interest in a share of 9 7/8% Preferred Stock, Series F, $5.00 par value (the "Preferred Stock" or the "Stock"), of Wells Fargo & Company, a corporation duly organized and existing under the laws of the State of Delaware (the"Company"). Subject to the terms of the Deposit Agreement (as defined below), each owner of a Depositary Share is entitled, proportionately, through the Depositary to all rights and preferences of the Preferred Stock relating thereto, including dividend, voting, redemption and liquidation rights contained in a certificate adopted by a duly authorized committee of the Company's Board of Directors setting forth the number, terms, powers, designations, rights, preferences, qualifications, restrictions and limitations of the Preferred Stock (the "Certificate of Designation" or the "Certificate"), copies of which are on file at the Depositary's Corporate Office.

      2. THE DEPOSIT AGREEMENT. Depositary Receipts (the "Depositary Receipts" or the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of November 14, 1991 (the "Deposit Agreement"), among the Company, the Depositary, as successor depositary to First Interstate Bank of California, and all holders from time to time of the Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Corporate Office) sets forth the rights of holders of the Receipts and the rights and duties of the Depositary and the Company in respect of the Preferred Stock deposited, and any and all other property and cash deposited from time to time thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made.
Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed to them in the Deposit Agreement.

        REFERENCE IS HEREBY MADE TO THE PROVISIONS SET FORTH UNDER THE CAPTION "TERMS AND CONDITIONS CONTINUED" ON THE REVERSE HEREOF. SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

        The holder of this Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless the Depositary Receipt shall have been authenticated, manually by the Depositary, and if a Registrar for the Depositary Receipts other than the Depositary shall have been appointed, countersigned manually by such Registrar.

        THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED PREFERRED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT. THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY PREFERRED STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY HEREUNDER OR OF THE DEPOSITARY SHARES, AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE DEPOSITARY RECEIPTS TO THE DEPOSITARY SHARES.

        The Company will furnish to any holder of a Depositary Receipt without charge, upon request addressed to its executive officer or the office of its transfer agent, a full statement of the designation, relative rights, preferences and limitations of the shares of each authorized class, and of each series of Preferred Stock authorized to be issued, so far as the same may have been fixed, and a statement of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of any other series.

Dated:    Authenticated:    WELLS FARGO BANK, N.A.         Countersigned:
                            As Depositary and Registrar    (if required)

                            By                             By
                            Authorized Officer             Authorized Signature

                       (reverse)

TERMS AND CONDITIONS CONTINUED

  3. REDEMPTION. Whenever the Company shall elect, in accordance with the provisions of the Certificate relating to the Stock, to redeem shares of the Stock, it shall mail notice to the Depositary of such redemption not less than 40 nor more than 60 days prior to the date fixed for redemption, unless the Depositary shall agree to a shorter time period. The Depositary shall mail notice of such redemption and the simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed. Each such notice shall state (i) the date of such proposed redemption; (ii) the number of Depositary Shares to be redeemed; (iii) the redemption price (which shall include full cumulative dividends thereon to the redemption date); (iv) the place or places where Receipts evidencing
Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock underlying the Depositary Shares to be redeemed will cease to accumulate at the close of business on such redemption date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary to be equitable. On and after the date set for redemption, all dividends in respect of the Depositary Shares so called for redemption shall cease to accumulate, such Depositary Shares shall no longer be deemed outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall cease and terminate. From and after the redemption date, upon surrender in accordance with the redemption notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-eighth (0.125) of the redemption price per share paid in respect of the shares of Stock plus any other property underlying such Depositary Shares.

  4. TRANSFER, SPLIT-UPS AND COMBINATIONS, SURRENDER OF
DEPOSITARY SHARES AND WITHDRAWAL OF STOCK.  The
Depositary Shares evidenced by this Receipt are transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall execute a new Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement.
This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered. Any holder of at least eight
Depositary Shares may withdraw the number of whole shares of stock underlying such Depositary Shares and all other property relating thereto by surrendering Receipts evidencing such Depositary Shares. Thereafter, the Depositary shall deliver to such holder the number of whole shares of Stock and all other property underlying the Depositary Shares so surrendered, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock under the Deposit Agreement or to receive Depositary Shares therefor. If a Receipt delivered by a holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares relating to other than a whole number of shares of Stock, the Depositary shall at the same time, in addition to such number of whole shares of stock and other property to be so withdrawn, deliver to such holder a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

  If the Stock and other property being withdrawn are to be delivered to a person other than the record holder of the Depositary Shares evidenced by the Receipts being surrendered, such holder shall deliver a written order so directing the Depositary. The Depositary may require that Receipts surrendered for withdrawal of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer.

  Delivery of the Stock and other property underlying
Depositary Shares surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Depositary Shares and for the account of such holder, such delivery may be made at such other place as may be designated by such holder.

  5. SUSPENSION OF DELIVERY, TRANSFER, ETC. The transfer or surrender of this Receipt may be suspended during any period when the register of stockholders of the Company is closed or if any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary, or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

  6. FILING PROOFS, CERTIFICATES AND INFORMATION. Any holder of a Depositary Share may be required to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The
Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Depositary Share or the withdrawal of any Stock underlying Depositary Shares or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

  7. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of Depositary Shares or any withdrawal of Stock may be refused until such payment is made, and any dividends or other distributions may be withheld or all or any part of the Stock or other property underlying the Depositary Share or Shares evidenced by this Receipt and not theretofore sold may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of this Receipt remaining liable for any deficiency.

  8. WARRANTY BY COMPANY. The Company has warranted that the Stock, when issued, will be validly issued, fully paid and nonassessable.

  9. AMENDMENT. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the existing holders of Depositary Shares shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. A holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

  10. CHARGES OF DEPOSITARY. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements, and all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Receipts, any redemption of the Stock at the option of the Company and any withdrawals of Stock by holders of Depositary Shares. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Shares. All other charges and expenses of the Depositary, any Depositary's Agent and any Registrar will be paid upon consultation and agreement between the Depositary and the Company.

  11. TITLE TO RECEIPTS.  This Receipt (and the
Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument;
provided, however, that until transfer of the Depositary
Share or Shares evidenced by a Receipt shall be registered on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder of such Depositary Share or Shares at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

  12. DIVIDENDS AND DISTRIBUTIONS.  Whenever the
Depositary receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the holders of Depositary Shares as nearly as practicable in proportion to the number of Depositary Shares held by them; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. Other distributions received on the Stock may be distributed to holders of Depositary Shares as provided in the Deposit Agreement.

  13. FIXING OF RECORD DATE. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Stock), for the determination of the holders of Depositary Shares who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or who shall be entitled to notice of such meeting.

  14. VOTING RIGHTS. Upon receipt of notice of any meeting at which holders of the Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of the Depositary
Shares a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement informing holders of Depositary Shares that they may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock underlying their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Depositary Share on the record date established in accordance with paragraph 13 hereof, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock underlying such Depositary
Share in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Depositary Share, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Depositary Shares) to the extent of the Stock underlying such Depositary Share.

  15. CHANGES AFFECTING DEPOSITED SECURITIES. Upon any change in par or liquidation value, split-up, combination or any other reclassification of the Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion, with the approval of the Company, and in such manner as the Depositary may deem equitable (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effect of such change and
(ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion of or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

  16. LIABILITY AND OBLIGATIONS OF THE DEPOSITARY, THE
DEPOSITARY'S AGENTS OR THE COMPANY.  Neither the
Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligations or shall be subject to any liability under the Deposit Agreement to any holder of any Depositary Share, other than for its gross negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Depositary Share if by reason of any provision of any present or future law or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Company's
Certificate of Incorporation (including the Certificate) or by reason of any act of God or war or other circumstance beyond their control, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed, nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Depositary Share by reason of nonperformance or delay, caused as aforesaid, in performance of any act or thing which the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit
Agreement, other than for its gross negligence or willful misconduct. Neither the Depositary nor any Depositary's
Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Depositary Shares other than to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts, which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished. The Deposit Agreement contains various other exculpatory, indemnification and related provisions, to which reference is hereby made.

  17. RESIGNATION AND REMOVAL OF DEPOSITARY.  The
Depositary may at any time (i) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (ii) be removed by the Company effective upon the appointment of a successor Depositary and its acceptance of such appointment.

  18. TERMINATION OF DEPOSIT AGREEMENT.  The Deposit
Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary
Shares shall have been redeemed or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar with respect to indemnification, charges and expenses.

  19. GOVERNING LAW.  THIS RECEIPT AND THE DEPOSIT
AGREEMENT AND ALL RIGHTS HEREUNDER AND THEREUNDER AND THE
PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
DELAWARE.

  THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF
ANY DEPOSITED STOCK.  THE DEPOSITARY ASSUMES NO
RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING
DESCRIPTION WHICH CAN BE TAKEN AS A STATEMENT OF THE
COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT
AGREEMENT.  THE DEPOSITARY MAKES NO WARRANTIES OR
REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR
SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE
DEPOSITARY HEREUNDER OR OF THE DEPOSITARY SHARES, AS TO
THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS
TO THE VALUE OF THE DEPOSITARY SHARES OR AS TO ANY RIGHT,
TITLE OR INTEREST OF THE RECORD HOLDERS OF THE RECEIPTS
TO THE DEPOSITARY SHARES.

  THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH
RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT
AGREEMENT AND A STATEMENT OR SUMMARY OF THE POWERS,
DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING,
OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK
OR SERIES THEREOF WHICH THE COMPANY IS AUTHORIZED TO
ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.  ANY SUCH
REQUEST IS TO BE ADDRESSED TO THE TRANSFER AGENT NAMED ON
THE FACE OF THIS CERTIFICATE.


    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM as tenants in common
  TEN ENT as tenants by the entireties
  JT TEN  as joint tenants with right
          of survivorship and not
          as tenants in common

UNIF GIFT MIN ACT - __________________________________________________________
                                        (Cust)         (Minor)
                    under Uniform Gifts to Minors
                    Act_______________________________________________________
                                             (State)

UNIF TRF MIN ACT -  ___________________________ Custodian ____________________
                            (Cust)                             (Minor)
                    (until age __________) under Uniform
                    Transfers to Minors Act

                    __________________________________________________________
                                             (State)

Additional abbreviations may also be used though not in the above list.


     For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________
______________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint__________ Attorney to transfer the said Depositary Shares on the books of the within-named Depositary with full power of substitution in the premises.


Dated:


   NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.